Exhibit 99.1

Laredo Announces Share Distribution of Preferred B shares

VANCOUVER, British Columbia, April 23, 2014.

Laredo Resources Corp. (OTCQB:LRDR) (Laredo) announces that FINRA has approved that stock holders will receive (1) restricted Preferred B share of Laredo Resources Corp for every 100,000 common shares held as of Record Date April 19, 2014. The pay date for this dividend is May 6, 2014. Laredo will not be quoted Ex.

Safe Harbor Statement:
This release may include “forward looking statements” within the meaning of Section 27 A of the Securities Act 1933 as amended, and Section 21 E and /or 27 E of the Securities Exchange Act of 1934, that are based on assumptions that in the future are inherently uncertain, may prove not to be accurate, and are subject to significant risks and uncertainties. These include, but are not limited to statements as to the future performance of the company, its ability to raise necessary financing, and other general economic risks and uncertainties.

Contact:	Robert C. Gardner, President
Phone:	604 669-9000
E-mail:	robertgardner@laredoresources.biz
Website:	www.laredoresources.com